UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 20, 2008
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-32258 (Commission File Number)	20-0546644 (IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
     In 2002, R. J. Reynolds Tobacco C.V., an indirect wholly owned subsidiary of RAI and referred to as RJRTCV, and an affiliate of Gallaher Group Plc, referred to as Gallaher, formed a joint venture, with each party owning a 50% membership interest. The joint venture, R. J. Reynolds-Gallaher International Sarl, marketed American-blend cigarettes primarily in Italy, France and Spain.
     On April 18, 2007, an affiliate of Japan Tobacco Inc. acquired Gallaher, and Gallaher subsequently notified RJRTCV that the acquisition constituted a change of control of Gallaher within the meaning of the joint venture agreement. Pursuant to the terms of the joint venture agreement, RJRTCV elected to terminate the joint venture prior to its expiration date. The joint venture terminated on December 31, 2007.
     The joint venture agreement provides that upon a termination of the joint venture, the value of all of the trademarks each joint venture member or its affiliate licensed to the joint venture (other than Natural American Spirit) would be calculated and that the party whose licensed trademarks were determined to be of greater value would be required to pay the other party an amount, referred to as the Termination Amount, equal to one-half of the difference between the values of the parties’ respective trademarks. On February 20, 2008, following the parties’ negotiations regarding the trademarks’ values, RJRTCV and Gallaher Limited, an affiliate of Gallaher Group Plc, entered into a Valuation Payment Settlement Agreement, referred to as the Settlement Agreement, pursuant to which Gallaher Limited agreed to pay RJRTCV a Termination Amount equal to Euros 265,000,000 (approximately $387,562,500). The Settlement Agreement provides that 40% of the Termination Amount, Euros 106,000,000 (approximately $155,025,000), will be paid to RJRTCV on or before April 20, 2008, and the remaining 60% of the Termination Amount will be paid to RJRTCV in six equal annual installments of Euros 26,500,000 (approximately $38,756,250), commencing April 2009. Gallaher Limited’s obligations under the Settlement Agreement have been guaranteed by JT International Holding B.V., an affiliate of Gallaher Limited, pursuant to a Guarantee dated February 20, 2008.
     The dollar values set forth above reflect a Euros-to-dollars exchange rate of 1.4625, calculated the morning of February 20, 2008. Copies of the Settlement Agreement and the Guarantee of JT International Holding B.V. are attached to this Report as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit
10.1	Valuation Payment Settlement Agreement dated February 20, 2008, by and between R. J. Reynolds Tobacco C.V. and Gallaher Limited

10.2	Guarantee of JT International Holding B.V. dated February 20, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: February 21, 2008

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